EXHIBIT 99

                    PRESS RELEASE OF POCAHONTAS BANCORP, INC.


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FOR IMMEDIATE RELEASE:                               CONTACT: Dwayne Powell, CEO
                                                                    870-802-1700

            POCAHONTAS BANCORP, INC. ANNOUNCES THIRD QUARTER EARNINGS

Jonesboro, Arkansas, July 30, 2004, Pocahontas Bancorp, Inc. (Nasdaq-NMS:PFSL) announced earnings for the third quarter of the fiscal year ending September 30, 2004. Net income was $0.9 million for the quarter ended June 30, 2004, compared to net income of $1.2 million for the quarter ended June 30, 2003, a decrease of $0.3 million or 25.0%. Basic earnings per share was $0.21 and diluted earnings per share was $0.20 compared to basic and diluted earnings per share of $0.26 for the same period last year.

Net interest income before provision for loan loss for the quarter ended June 30, 2004 was $4.8 million compared to $4.4 million for the quarter ended June 30, 2003, an increase of $0.4 million or 9.1%. The increase was primarily due to a decrease in interest expense of $1.1 million or 22.0% partially offset by a decrease in interest income of $0.7 million or 7.4%. The Company's net interest rate spread was 2.98% for the quarter ended June 30, 2004 compared to 2.79% for the quarter ended June 30, 2003. Net interest margin was 2.92% for the quarter ended June 30, 2004 compared to 2.71% for the quarter ended June 30, 2003. Both the yield on average interest earning assets and the cost on average interest bearing liabilities for the quarter ended June 30, 2004 decreased when compared to the rates for the same period last year. The decrease in the cost on average interest bearing liabilities decreased 66 basis points while the yield on average interest earning assets decreased 47 basis points, resulting in the increase in net interest income for the quarter ended June 30, 2004.

Provision for loan losses for the quarters ended June 30, 2004 and June 30, 2003 was $0.7 million. Management periodically reviews the credit quality of the loan portfolio in order to establish a sufficient allowance for losses on loans. The provision for loan loss for the quarters ended June 30, 2004 and 2003 reflected management's estimate of the amount of allowance for loan losses required based on management's current judgments about the credit quality of individual loans and segments of the loan portfolio; however, changing economic and other conditions may require future adjustments to the allowance for loan losses.

Non-interest income decreased to $1.3 million for the quarter ended June 30, 2004 compared to $2.4 million for the quarter ended June 30, 2003, a decrease of $1.1 million or 45.8%. The decrease in non-interest income was due to a $0.3 million decrease in fee income, a $0.4 million decrease in net trading gains (losses) and a $0.5 million decrease in gain on the sale of loans, partially offset by a $0.1 million increase in gain on the sale of securities. A subdued refinancing environment during the quarter ended June 30, 2004 resulted in a decreased number of loans originated and subsequently sold which resulted in both lower fee income and a lower gain on sale of loans.

Total operating expenses were $4.0 million for the quarter ended June 30, 2004, compared to $4.4 million for the quarter ended June 30, 2003, a decrease of $0.4 million or 9.1%. The decrease in operating expense was primarily the result of management's ongoing efforts to monitor expenses and increase efficiency.

Net income for the nine month period ended June 30, 2004 was $3.7 million, compared to net income of $3.4 million for the nine month period ended June 30, 2003, an increase of $0.3

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million or 8.8%. Basic earnings per share was $0.83 and diluted earnings per share was $0.81 compared to basic earnings per share of $0.79 and diluted earnings per share of $0.78 for the same period last year.

Net interest income before provision for loan loss for the nine month period ended June 30, 2004 was $14.8 million compared to $13.2 million for the nine month period ended June 30, 2003, an increase of $1.6 million or 12.1%. The increase was primarily due to a decrease in interest expense of $2.0 million or 13.8% which was partially offset by a decrease in interest income of $0.4 million or 1.4%. The Company's net interest rate spread was 3.05% for the nine-month period ended June 30, 2004 compared to 3.16% for the nine-month period ended June 30, 2003. Net interest margin was 2.98% for the nine-month period ended June 30, 2004 compared to 3.05% for the nine-month period ended June 30, 2003. Although both the yield on average interest earning assets and the cost on average interest bearing liabilities for the nine month period ended June 30, 2004 decreased when compared to the rates for the same period last year, the ratio of interest earning assets to interest earning liabilities increased to 97.20% for the nine months ended June 30, 2004, compared to 96.88% for the same period last year, resulting in an increase in net interest income.

Provision for loan losses for the nine-month period ended June 30, 2004 was $1.2 million compared to $1.5 million for the nine-month period ended June 30, 2003, a decrease of $0.3 million or 20.0%. The provision for loan loss for the nine month period ended June 30, 2004 and 2003 reflected management's estimate of the amount of allowance for loan losses required based on management's current judgments about the credit quality of individual loans and segments of the loan portfolio; however, changing economic and other conditions may require future adjustments to the allowance for loan losses.

Non-interest income decreased to $4.2 million for the nine-month period ended June 30, 2004 compared to $6.7 million for the nine-month period ended June 30, 2003, a decrease of $2.5 million or 37.3%. The decrease in non-interest income was primarily due to the $0.4 million or 80.0% decrease in the gain on the sale of branches to $0.1 million for the nine-month period ended June 30, 2004 from $0.5 million the nine month period ended June 30, 2003 and a decrease of $1.5 million or 61.9% in the gain on sale of loans for the nine month period ended June 30, 2004 to $0.9 million from $2.4 million for the nine month period ended June 30, 2003. The $2.4 million gain on sale of loans for the nine months ended June 30, 2003 included the sale of a loan package that provided $0.6 million of the gain on sale of loans. In addition, a subdued refinancing environment during the nine months ended June 30, 2004 resulted in a decreased number of loans originated and subsequently sold which resulted in both lower fee income and a lower gain on sale of loans.

Total operating expenses were $12.2 million for the nine-month period ended June 30, 2004, compared to $13.2 million for the nine-month period ended June 30, 2003, a decrease of $1.0 million or 7.6%. Compensation expense decreased by $0.4 million primarily due to the recognition of additional expense in 2003 related to a deferred compensation agreement entered into with a retiring officer of the Company during the nine-month period ended June 30, 2003. The $0.2 million or 40.0% decrease in advertising expenses during the nine-month period ended June 30, 2004 was the result of the Company handling the advertising campaign internally compared to outsourcing to an advertising firm during the nine-month period ended June 30, 2003. Also, the decrease in operating expense was the result of management's ongoing efforts to monitor expenses and increase efficiency.

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Total assets decreased to $712.9 million at June 30, 2004 from $763.5 million at
September 30, 2003, a decrease of $50.6 million or 6.6%. The decrease was primarily the result of the sale and call of $88.7 million of securities, and principal payments and maturities of $57.4 million in securities, which was partly offset by $112.6 million in securities purchases, resulting in a net decrease in investment securities of $40.6 million or 13.6%. As interest rates have risen, the Company's investment portfolio has declined in market value due to the higher yielding products becoming available, resulting in accumulated other comprehensive loss of $3.7 million at June 30, 2004 compared to accumulated other comprehensive income of $899,000 at September 30, 2003. The yield on average interest earning assets at June 30, 2004 was 5.50% compared to 6.39% at September 30, 2003.

Total loans receivable increased to $390.1 million at June 30, 2004 from $389.0 million at September 30, 2003, an increase of $1.1 million or 0.3%. During the nine-month period ended June 30, 2004, the Company sold $17.5 million of loans held for sale, compared to $60.4 million sold during the nine months ended June 30, 2003. Total nonperforming loans increased to $5.9 million at June 30, 2004 from $5.6 million at September 30, 2003, an increase of $0.3 million or 5.4%.

Total deposits decreased to $492.5 million at June 30, 2004 from $586.1 million at September 30, 2003, a decrease of $93.6 million or 16.0%. Recent efforts to control cost of funds and manage interest rate risk have caused the Company to decrease certificate accounts in favor of lower-rate FHLB advances. The decrease in deposits was also partially the result of the sale of $12.7 million in deposits associated with the sale of the Company's branch located in Strawberry, Arkansas.

Total Federal Home Loan Bank advances increased $50.2 million or 49.8% to $150.9 million at June 30, 2004 from $100.7 million at September 30, 2003. The Company used low-rate advances to offset the decrease in deposits, fund investment purchases and loan disbursements.

Pocahontas Bancorp, Inc. is a unitary thrift holding company, which owns First Community Bank, a federally chartered savings and loan. First Community Bank conducts business from 18 offices located primarily in Northeast Arkansas. Pocahontas Bancorp's common stock is traded on the NASDAQ National Market under the symbol PFSL.

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POCAHONTAS BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
--------------------------------------------------------------------------------

                                                      June 30      September 30,
                                                       2004             2003
                                                 -------------    -------------
ASSETS

Cash                                             $  12,143,898    $  22,020,489
Cash surrender value of life insurance               7,636,086        7,340,618
Securities held-to-maturity, at amortized cost       2,508,407        5,403,862
Securities available-for-sale, at fair value       255,838,888      293,569,266
Trading securities, at fair value                    1,820,285        1,497,252
Loans receivable, net                              389,271,382      385,872,017
Loans receivable held for sale                         861,618        3,130,238
Accrued interest receivable                          3,772,558        5,161,006
Premises and equipment, net                         13,632,128       13,998,751
Federal Home Loan Bank Stock, at cost                7,646,400        5,583,700
Goodwill                                             8,847,572        8,847,572
Core deposit premiums, net                           6,539,824        7,880,406
Other assets                                         2,417,035        3,182,703
                                                 -------------    -------------
TOTAL ASSETS                                     $ 712,936,081    $ 763,487,880
                                                 =============    =============
LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
  Deposits                                       $ 492,452,360    $ 586,092,147
  Federal Home Loan Bank advances                  150,857,404      100,693,629
  Deferred compensation                              2,510,108        2,885,238
  Accrued expenses and other liabilties                496,672        3,899,149
  Trust preferred securities                        16,936,725       16,921,150
                                                 -------------    -------------
            Total liabilities                      663,253,269      710,491,313


STOCKHOLDERS' EQUITY:
  Common stock                                          75,177           74,970
  Additional paid-in capital                        56,707,574       56,533,430
  Unearned ESOP Shares                              (2,058,101)        (538,121)
  Accumulated other comprehensive income            (3,697,819)         899,339
  Retained earnings                                 22,828,181       20,199,149
                                                 -------------    -------------
                                                    73,855,012       77,168,767
Less treasury stock, at cost                       (24,172,200)     (24,172,200)
                                                 -------------    -------------
            Total stockholders' equity              49,682,812       52,996,567
                                                 -------------    -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $ 712,936,081    $ 763,487,880
                                                 =============    =============

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

POCAHONTAS BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
  COMPREHENSIVE INCOME (UNAUDITED)
--------------------------------------------------------------------------------

                                                  Three Months Ended         Nine Months Ended
                                                        June 30                    June 30
                                                 2004           2003          2004          2003
                                             -----------    -----------   -----------   -----------
INTEREST INCOME:
  Loans receivable                           $ 5,881,534    $ 6,407,929   $18,041,432   $20,065,257
  Investment securities                        2,821,660      2,978,468     9,258,008     7,600,590
                                             -----------    -----------   -----------   -----------
            Total interest income              8,703,194      9,386,397    27,299,440    27,665,847

INTEREST EXPENSE:
  Deposits                                     2,645,527      4,431,341     9,052,977    12,632,610
  Borrowed funds                                 980,608        260,110     2,524,980       842,701
  Trust preferred securities                     318,636        318,543       948,205       975,351
                                             -----------    -----------   -----------   -----------
            Total interest expense             3,944,771      5,009,994    12,526,162    14,450,662

NET INTEREST INCOME                            4,758,423      4,376,403    14,773,278    13,215,185

PROVISION FOR LOAN LOSSES                        650,000        650,000     1,150,000     1,495,000
                                             -----------    -----------   -----------   -----------
NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                    4,108,423      3,726,403    13,623,278    11,720,185

OTHER INCOME:
  Fees and service charges                       719,908        959,644     2,255,865     2,837,070
  Gain on sale of loans                          323,199        788,204       925,620     2,429,780
  Gain on sale of securities, net                343,832        259,168       383,367       264,896
  Trading gains (losses), net                   (199,031)       243,801       241,421       331,201
  Gain on sale of branches                        (2,500)          --         136,834       513,594
  Other                                          104,512        102,556       326,497       324,943
                                             -----------    -----------   -----------   -----------
            Total other income                 1,289,920      2,353,373     4,269,604     6,701,484
                                             -----------    -----------   -----------   -----------
OPERATING EXPENSE:
  Compensation and benefits                    2,359,372      2,466,049     7,130,579     7,474,644
  Occupancy and equipment                        642,741        664,041     2,094,590     1,917,525
  Insurance premiums                              85,398         87,483       248,678       238,200
  Professional fees                              130,166        234,176       598,872       781,922
  Data processing                                173,805        188,934       512,507       550,269
  Advertising and donations                      122,836        183,434       264,877       465,132
  Office supplies                                 58,617         92,649       179,488       255,444
  REO and other repossessed assets                91,849        150,092       269,515       424,666
  Other                                          331,026        355,002       942,857     1,091,336
                                             -----------    -----------   -----------   -----------
            Total operating expense            3,995,810      4,421,860    12,241,963    13,199,138
                                             -----------    -----------   -----------   -----------
INCOME  BEFORE INCOME TAXES                    1,402,533      1,657,916     5,650,919     5,222,531

INCOME TAXES                                     476,000        505,000     1,927,000     1,832,257
                                             -----------    -----------   -----------   -----------
NET INCOME                                   $   926,533    $ 1,152,916   $ 3,723,919   $ 3,390,274


                                                                                                     (Continued)

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

POCAHONTAS BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
  COMPREHENSIVE INCOME (UNAUDITED)
--------------------------------------------------------------------------------

                                                          Three Months Ended            Nine Months Ended
                                                                June 30                       June 30
                                                         2004           2003          2004              2003
                                                     -----------    -----------    -----------    -----------

OTHER COMPREHENSIVE INCOME (LOSS),
  NET OF TAX:
  Unrealized holding gain (loss) on securities
    arising during the period                        $(5,238,515)   $   970,582    $(4,344,136)   $ 1,138,409

  Reclassification adjustment for (gains) / losses
    included in net income                           $  (226,929)   $  (177,051)   $  (253,022)   $  (174,831)
                                                     -----------    -----------    -----------    -----------
              Other comprehensive income (loss)      $(5,465,444)   $   793,531    $(4,597,158)   $   963,578
                                                     -----------    -----------    -----------    -----------
COMPREHENSIVE INCOME                                 $(4,538,911)   $ 1,946,447    $  (873,239)   $ 4,353,852
                                                     ===========    ===========    ===========    ===========
EARNINGS PER SHARE:
  Basic earnings per share                           $      0.21    $      0.26    $      0.83    $      0.79
                                                     ===========    ===========    ===========    ===========
  Diluted earnings per share                         $      0.20    $      0.26    $      0.81    $      0.78
                                                     ===========    ===========    ===========    ===========

                                                                                                         (Concluded)


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